EXHIBIT 23.4

Independent Auditors’ Consent

The Board of Directors

Paladin Realty Income Properties, Inc.

We consent to the use of our report dated January 27, 2005, with respect to the Statement of Revenues and Certain Operating Expenses of 801 Fiber Optic Drive, North Little Rock, Arkansas, included in this registration statement on Form S-11 (No. 333-113863) of Paladin Realty Income Properties, Inc., and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Imowitz Koenig & Co., LLP

New York, New York

January 31, 2005